Exhibit 10.30

AWARD AGREEMENT

This Award Agreement (this “Agreement”), is made effective as of [•], between Teva Pharmaceutical Industries Limited (the “Company”) and [•] (the “Participant”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Company’s 2015 Long-Term Equity-Based Incentive Plan (the “Plan”).

Pursuant to Sections 5 and 7 of the Plan, the Company hereby grants to the Participant as of the Grant Date (as defined below) the number of Options and/or Restricted Share Units (“RSUs”) (Options and RSUs are collectively and individually referred to herein as “Awards”) set forth below, subject to the terms and conditions contained herein and in the appendices attached hereto, as well as the terms and conditions of the Plan, which are incorporated herein in their entirety.

Total Fair Value of Award:	$[•]

Fair Value of each Option:	$[•]

Fair Value of each RSU:	$[•]

Options Granted:	[•], which represents approximately fifty percent (50%) of the Total Fair Value of Award divided by the Fair Value of each Option, calculated as follows: the difference between the Total Fair Value of Award and the product of (i) the Fair Value of each RSU and (ii) the number of RSUs granted is divided by the Fair Value of each Option, and the result is rounded up to the nearest whole number.

RSUs Granted:	[•], which represents approximately fifty percent (50%) of the Total Fair Value of Award divided by the Fair Value of each RSU rounded down to the nearest whole number.

Grant Date:	[•]

Vesting of First [Third (1⁄3) / Quarter (1⁄4)] of Awards Granted:	First Anniversary of the Grant Date.[1]

Vesting of Second [Third (1⁄3)/ Quarter (1⁄4) of Awards Granted:	Second Anniversary of the Grant Date.

[Vesting of Third Quarter (1⁄4) of Awards Granted:]	[Third Anniversary of the Grant Date.]

Vesting of Balance of Awards Granted:	[Third / Fourth] Anniversary of the Grant Date.

Option Exercise Price:	$[•], the Fair Market Value per Share on the Grant Date.

Option Expiration Date:	Tenth Anniversary of the Grant Date.

1.	Options.

(A) Grant of Options. As set forth above, the Company hereby grants to the Participant, as of the Grant Date, the number of Options as set forth in the table above to purchase an equal number of Shares.

(B) No Obligation to Exercise Options. The grant and acceptance of Options pursuant to this Agreement do not impose any obligation on the Participant to exercise them.

[1]	Note to Draft: Vesting schedule to be updated as necessary, as directed by the Human Resources and Compensation Committee.

2.	Restricted Share Units.

(A) Grant of RSUs. As set forth above, the Company hereby grants to the Participant, as of the Grant Date, the number of RSUs as set forth in the table above.

(B) No Issuance at Grant. No Shares shall be issued or delivered to the Participant at the time the RSUs are granted.

3.	Other Provisions.

(A) Vesting. The Awards granted hereunder shall vest and become exercisable or settle, as the case may be, as set forth in the table above.

(B) Termination of Employment. In addition to the provisions of the Plan related to the treatment of Options and RSUs upon Termination, as applicable, the Company’s Qualifying Retirement and Qualifying Termination Policy as in effect from time to time will be deemed to be is incorporated herein by reference and made a part hereof.

(C) Withholding. The Company or the Employer, or a third party holding Awards on behalf of the Participant, shall have the right to make all payments or distributions pursuant to this Agreement to the Participant net of any applicable taxes, fees or other required deductions, such as, but not limited to, income taxes, capital gains taxes, social security premiums, and custody fees, trustee charges, fees for exercise and/or transfer of any Award or its underlying Share payable by the Participant or required to be paid or withheld as a result of the exercise of an Option, the settlement of an RSU, the delivery of a Share or its transfer, and any other event occurring pursuant to the Plan or this Agreement, that necessitates the withholding of income, employment or capital gains taxes or any other required deductions or payments (hereinafter referred to as “Taxes”). The Company or the Employer, may withhold from wages or other amounts payable to the Participant such Taxes as may be required by law or otherwise payable by the Participant, or to otherwise require the Participant to pay such Taxes.

(D) Other Effective Documents; Other Agreements.

(i)

The terms and provisions of the Plan are incorporated herein by reference and made a part hereof. In case of contradiction between the terms of this Agreement and/or its appendices and/or the Plan, it is agreed that the terms of the Plan shall prevail over the terms of this Agreement and any appendix, and that the terms of any appendix shall prevail over the terms of this Agreement. The Participant agrees to (x) execute and become a party to the agreements set forth in any appendix attached hereto, (y) the terms of an Award administration framework agreement and its terms and conditions, as may be set forth in an appendix or as requested by the Company or the Employer in the future, and shall also agree to such agreement in writing, and (z) to the extent applicable, to adhere to the terms of the Company’s insider trading policy.

(ii)

The Participant is advised to exercise caution in relation to the Awards. If the Participant is in any doubt about any of the contents of the Plan or this Agreement, the Participant should obtain independent professional advice. Receiving Awards may have tax consequences under local tax laws. Neither Teva nor any of its Affiliates is responsible for, and has not provided, any advice to the Participant in relation to the Plan or the Awards, including but not limited to legal, investment or tax advice.

(iii)

By accepting the Awards, the Participant acknowledges his or her consent to receive the documents relating to participation in the Plan and evidencing the Awards in the English language only. The Participant also confirms that he or she fully understands the contents of the English language versions of such documents. Further, the Participant acknowledges that he or she is fluent, and regularly conducts business, in the English language as a part of his or her duties and responsibilities to Teva.

(iv)

The Participant acknowledges and agrees that, if the Participant’s employment location changes or the Participant’s employment transfers to a different Employer, whether the Participant will be able to continue participating in the Plan will depend on the Participant’s circumstances and will be determined by Teva in its discretion in accordance with the Plan.

(E) Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereto.

(F) Governing Law. This Agreement (including, for the avoidance of doubt, any appendices attached hereto) shall be construed and interpreted in accordance with the local laws of country where the Participant is or was last employed by the Employer without giving effect to the principles of the conflicts of laws thereof.

(G) Entire Agreement; Modification. This Agreement (together with any appendices attached hereto) and the Plan constitute the entire agreement between the parties relative to the subject matter hereof, and supersede all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended, or rescinded only by a written agreement executed by both parties.

(H) No Employee-Employer Relationship. Nothing in this Agreement shall create employee-employer relationship between the Company and the Participant.

(I) Counterparts; Electronic Signature. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signature of this Agreement, unless otherwise stipulated in any appendix, may be by electronic or digital means.

By accepting the Award, the Participant hereby certifies that the Participant (A) has been furnished with all relevant information and materials with respect to the terms and conditions of the Award, (B) has read and understands such information and materials, (C) is fully aware and knowledgeable of the terms and conditions of the Award, and (D) completely and voluntarily agrees to the terms and conditions of the Award, as set forth in the Plan and this Agreement.

I acknowledge that I have read this Agreement and all appendices and I